SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 9, 2011

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                                 Results of Operations and Financial Condition.

On May 9, 2011, Triumph Group, Inc. issued a press release announcing its financial results for the fiscal quarter and year ended March 31, 2011 and the following day conducted a conference call to further discuss the financial results.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report.

On the conference call, in addition to reviewing the information contained in the press release, the executive officers also discussed the following financial information:

•                                          For the fiscal year ended March 31, 2011, sales mix was as follows:  commercial was 48% (the same as in the prior full fiscal year), military was 37%  (the same as in the prior full fiscal year), regional jets were 1% (compared to 4% in the prior full fiscal year), business jets were 11% (compared to 5% in the prior full fiscal year) and non-aviation was 3% (compared to 6% in prior full fiscal year).

•                                          The top ten programs represented in the backlog were the 747, G450/G550, 777, V-22,  737NG, UH-60, C-130, 787, C-17, and 767 programs, respectively.

•                                          For the fiscal year ended March 31, 2011, Boeing commercial, military and space accounted for 45.3% of net sales.

•                                          For the fiscal year ended March 31, 2011, OEM sales represented 85% (compared to 72% in the prior full fiscal year), Aftermarket sales represented 12% (compared to 23% in the prior full fiscal year), and Other was 3% (compared to 5% in the prior full fiscal year)

•                                          Same store sales for the fiscal year ended March 31, 2011 increased 8% over the prior fiscal year.  Aerostructures same store sales for the fiscal year ended March 31, 2011 were $638.4 million, with an increase of 5% over the prior fiscal year.  Aerospace Systems same store sales for the fiscal year ended March 31, 2011 was $498.8 million, an increase of 5% over the prior fiscal year. Aftermarket Services same store sales for the fiscal year ended March 31, 2011 was $272.7 million, an increase of 21% over the prior fiscal year. Same store sales for the Company for the quarter ended March 31, 2011 increased 8% over the comparable quarter in the prior fiscal year.

•                                          Export sales for the fiscal year ended March 31, 2011 were $394.8 million, an increase of 54%  from the prior fiscal year.  Export sales for the fiscal quarter ended March 31, 2011 were $113.5 million, an increase of 57% over the comparable quarter in the prior fiscal year.

•                                          For the fiscal year ended March 31, 2011 order backlog was $3.78 billion, which included $2.32 billion of Vought backlog. Same store backlog increased 14% year-over-year, which we believe is representative of our markets and our business. Military represented approximately 31% of our total backlog.

The information in this Item 2.02 of this Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                                 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 9, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2011		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 9, 2011